UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 9, 2024

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
6.926% Corporate Units	NEE.PRR	New York Stock Exchange
7.299% Corporate Units	NEE.PRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On July 9, 2024, NextEra Energy, Inc.’s (NEE) Board of Directors (Board) approved an increase in the size of the Board from eleven to twelve members and, upon the recommendation of the Governance & Nominating Committee of the Board, appointed Geoffrey S. Martha to fill the newly created directorship. In addition, on the same date, the Board approved the appointment of Mr. Martha to the Finance & Investment Committee of the Board.

Mr. Martha is chairman and chief executive officer of Medtronic plc, a global healthcare technology company (Medtronic). He assumed the role of CEO on April 27, 2020 and became Chairman of the Board on December 11, 2020. Prior to his role as Chairman and CEO, he served as President of Medtronic from November 2019 to April 2020 and joined the Board of Directors in November 2019. Previously, Mr. Martha served as Medtronic’s Executive Vice President and President, Restorative Therapies Group, a role he held from August 2015 to November 2019. Mr. Martha also served as Senior Vice President of Strategy and Business Development of Medtronic from January 2015 to August 2015 and of Medtronic, Inc., a subsidiary of Medtronic, from August 2011 to August 2015. Prior to that, he served as Managing Director of Business Development at GE Healthcare from April 2007 to July 2011; General Manager for GE Capital Technology Finance Services from November 2003 to March 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from February 2002 to October 2003; General Manager for GE Capital Colonial Pacific Leasing from February 2001 to January 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank, from May 1998 to January 2001.

Mr. Martha will receive compensation for his service as a director consistent with the compensation paid to the other non-employee directors of NEE as described in NEE’s definitive proxy statement on Schedule 14A for NEE’s 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 1, 2024. In 2024, the compensation consists of an annual cash retainer of $145,000, which amount for Mr. Martha will be prorated for 2024 based on the date of his appointment to the Board, plus an equity retainer equal to a number of shares of NEE common stock, prorated on the same basis as the cash retainer, granted under the NEE long term incentive plan and determined by dividing $185,000 by the closing price of the common stock as reported on the NYSE on the grant date, rounded up to the nearest ten shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 9, 2024

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel